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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

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                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported):  December 2, 1999


                           HANOVER COMPRESSOR COMPANY
               (Exact Name of Registrant as Specified in Charter)

    Delaware                       1-13071                   75-2344249
 (State or Other           (Commission File Number)         (IRS Employer
 Jurisdiction of                                          Identification No.)
 Incorporation)

    12001 North Houston Rosslyn                                  77086
       Houston, Texas  77086                                   (Zip Code)
(Address of Principal Executive Offices)

      Registrant's telephone number, including area code:  (281) 447-8787
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Item 5  Other Events

     On December 2, 1999 the Registrant issued a press release announcing its intention to adopt a new corporate legal structure. The Registrant will become a wholly owned subsidiary of Hanover Compressor Holding Co. ("HoldingCo."). Thereafter, HoldingCo. will change its name to "Hanover Compressor Company" and the Registrant will change its name to Hanover Compression Inc. Each share of common stock of the Registrant will become a share of common stock of HoldingCo., and HoldingCo. will succeed to all of Registrant's reporting obligations under the Securities Exchange Act of 1934, as amended.

     The purpose of the reorganization is to align HCC's legal structure with current business strategies. A copy of the press release is attached as an exhibit hereto and is incorporated by reference herein in its entirety.

     The reorganization will be effected pursuant to Section 251(g) of the Delaware General Corporation Law, and will be structured in a manner that will not require action by the stockholders of the Registrant, whose rights, privileges and interests will remain the same with respect to the new parent corporation.


Item 7  Financial Statements, Pro Forma Financial Information and Exhibits

     The following exhibits are filed herewith:

Exhibit No.        Description
-----------        -----------
99.1             Registrant's press release, dated December 2, 1999
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                                   SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              HANOVER COMPRESSOR COMPANY

Date:  December 3, 1999       By:    /s/ Michael J. McGhan
                                  ------------------------------
                              Name:  Michael J. McGhan
                              Title:  President and Chief Executive Officer
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Exhibit No.       Description
-----------       -----------

99.1            Registrant's press release, dated December 2, 1999